Exhibit 99.1

FirstFed Financial Corp. Announces Termination of

Tender Offers and Consent Solicitations

LOS ANGELES, California – February 11, 2010 – FirstFed Financial Corp. (OTC-FFEDQ.PK; the “Company”) announced today that it has terminated its previously announced cash tender offers and consent solicitations for its outstanding senior debt securities (the “Securities”). The cash tender offers and consent solicitations were made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated June 19, 2009, and the related Letter of Transmittal and Consent. None of the Securities were purchased in the cash tender offers and consent solicitations, and all Securities previously tendered and not withdrawn will be promptly returned to their respective tendering holders.

For additional information regarding the termination of the cash tender offers and consent solicitations, please contact Babette E. Heimbuch, Chief Executive Officer of the Company, at (818) 598-1165.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Securities.

CONTACT INFORMATION:

Babette E. Heimbuch

Chief Executive Officer

FirstFed Financial Corp.

(818) 598-1165